Exhibit 5.1

Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Telephone: 516-833-5034
Facsimile: 516-977-1209

September 4, 2009

VIA ELECTRONIC SUBMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re:         Forex International Trading Corp.
Form S-1 Registration Statement (File No. 333-__________)

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Forex International Trading Corp., a Nevada corporation (the "Company"), with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement including the 20,000,000 shares of common stock issuable are duly authorized and are or will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Law Offices of Stephen M. Fleming PLLC

Law Offices of Stephen M. Fleming PLLC